UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

OWC Pharmaceutical Research Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

2 Ben Gurion Street, Ramat Gan, Israel	4514760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 972 (0) 3-758-2657

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	OWCP	OTCPQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On December 10, 2020, One World Cannabis Ltd. (“OWC-Israel”), an Israeli subsidiary of OWC Pharmaceutical Research Corp., filed a petition under the Insolvency and Rehabilitation Law, 2018 in the Israeli Haifa District Court. As stated in the petition, OWC-Israel is insolvent at the present time and met the conditions required under Israeli law for submitting a petition to the court. OWC-Israel stated that it believes that there were no alternatives to filing the petition and having the court find a suitable solution for the benefit of its creditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC PHARMACEUTICAL RESEARCH CORP.

By:	/s/ Ziv Turner
Name:	Ziv Turner
Title:	Chief Executive Officer

Dated: December 14, 2020